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                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of July 21, 1998, by and between GERALD C. HSU (the "EMPLOYEE") and AVANT! CORPORATION, a Delaware corporation (the "COMPANY"). This Agreement amends and restates the Employment Agreement between the parties dated July 21, 1997.

1.       TERM OF EMPLOYMENT.

         (a) BASIC RULE. The Company agrees to continue the Employee's employment, and the Employee agrees to remain in employment with the Company, from the date of this Agreement until the date when the Employee's employment terminates pursuant to Subsection (b) below.

         (b) TERMINATION. The Company may terminate the Employee's employment at any time and for any reason by giving the Employee 30 days' advance notice in writing. The Employee may resign his employment by giving the Company 30 days' advance notice in writing. The Employee's employment shall terminate automatically in the event of his death. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 1.

         (c) TERMINATION OF AGREEMENT. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied.

         (d) RIGHTS UPON TERMINATION. Unless otherwise defined in this subsection, each capitalized term used in this subsection shall have the meaning assigned to it in the Company's 1995 Stock Option/Stock Issuance Plan in effect on the date of this Agreement (the "PLAN"). Upon any Involuntary Termination (as hereinafter defined) of Employee's employment, and subject to subsection 1(e) below: (1) the Company shall pay to Employee a cash termination payment equal to three times the amount of Employee's annual base salary in effect on the date of termination, in addition to any other payments, benefits or other rights to which Employee may then be entitled; (2) the shares of Common Stock then subject to any option granted by the Company to Employee and then outstanding (including but not limited to any such option that may hereafter be granted to Employee, under the Plan or otherwise) but not otherwise vested shall automatically vest in full; and (3) all outstanding repurchase rights applicable to any Common Stock previously issued to the Employee by the Company (including any Common Stock hereafter issued which is then held by Employee) shall also terminate automatically. If any provision of the preceding sentence regarding acceleration of options or early termination of repurchase rights shall conflict with any provision of any existing or future option agreement, stock purchase agreement or other agreement


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         between Employee and the Company, the provisions of the preceding sentence shall govern if they are more favorable to Employee under the circumstances than the conflicting provisions in such other agreement, unless such other agreement expressly refers to the preceding sentence and states that it is intended to govern in the event of such a conflict with such sentence.

         As used in this subsection, "INVOLUNTARY TERMINATION" shall mean a termination of Employee's employment with the Company which occurs by reason of:

                  (i) Employee's involuntary dismissal or discharge by the Company for reasons other than Misconduct (as defined below in this subsection), or

                  (ii) Employee's voluntary resignation within six months after a Change in Control or a Corporate Transaction; or

                  (iii) Employee's voluntary resignation within six months after any of the following events occurs without Employee's written consent:

                           (A) a change in Employee's position or title with the Company which materially reduces his level of responsibility,

                           (B) a reduction by more than fifteen percent (15%) in Employee's level of compensation -- including base salary, non-stock-related fringe benefits and cash bonus (to the extent that any reduction in bonus is disproportionate to a reduction in the Company's earnings per share between (i) the period for which the reduced bonus is paid, and (ii) the period for which Employee's most recent prior bonus was paid).

                           (C)      a relocation of Employee's place of
                  employment by more than fifty (50) miles.

         As used in this subsection, "MISCONDUCT" shall mean any of the following conduct by Employee occurring on or after the date hereof in connection with the performance of his duties hereunder which adversely affects the business or affairs of the Company (or any Parent or Subsidiary) in a material manner: (1) the commission of any act of fraud, embezzlement or dishonesty, (2) the unauthorized use or disclosure by Employee of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or (3) any other intentional misconduct of Employee.

         Except as provided above in this subsection with respect to an Involuntary Termination, upon the termination of the Employee's employment pursuant to this Section 1, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 3, 4 and 5 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.


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         (e)      LIMITATION ON PAYMENTS UNDER SUBSECTION 1(d).

                  (1) APPLICATION OF LIMITATION. This Subsection 1(e) shall apply only if the Employee, on an after-tax basis, would receive more value under an Involuntary Termination that is subject to subsection 1(d) after the application of this subsection 1(e) than the Employee would receive before the application of this subsection 1(e). For this purpose, "AFTER-TAX BASIS" shall mean a calculation taking into account all federal and state income and excise taxes imposed on the Employee, including (without limitation) the excise tax described in section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"). If this subsection 1(e) is applicable, it shall supersede any conflicting provision of this Agreement.

                  (2) BASIC RULE. The Company shall not make any payment or property transfer to, or for the benefit of, the Employee (under this Agreement or otherwise) that would subject the Employee to the excise tax described in section 4999 of the Code. All calculations required by this subsection 1(e) shall be performed by the independent auditors retained by the Company most recently prior to the Involuntary Termination (the "AUDITORS"), based on information supplied by the Company and the Employee, and shall be binding on the Company and the Employee. All fees and expenses of the Auditors shall be paid by the Company.

                  (3) REDUCTIONS. If the amount of the aggregate payments or property transfers to the Employee must be reduced under this subsection 1(e), then the Employee shall direct in which order the payments or transfers are to be reduced, but no change in the timing of any payment or transfer shall be made without the Company's consent. As a result of uncertainty in the application of section 4999 of the Code at the time of an initial determination by the Auditors hereunder, it is possible that a payment will have been made by the Company that should not have been made (an "OVERPAYMENT") or that an additional payment that will not have been made by the Company could have been made (an "UNDERPAYMENT"). In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Employee that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee that he shall repay to the Company, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Employee to the Company if and to the extent that such payment would not reduce the amount that is subject to an excise tax Under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to, or for the benefit of, the Employee, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code.


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2.       DUTIES AND SCOPE OF EMPLOYMENT.

         (a) POSITION. The Company agrees to employ the Employee as its President, Chief Executive Officer and Chairman of the Board of Directors for the term of his employment under this Agreement ("Employment").

         (b) OBLIGATIONS. During the term of his Employment, the Employee shall devote his full business efforts and time to the Company and its subsidiaries, affiliates and investments. He shall not render services to any other person or entity without the express prior approval of the Company's Board of "Directors (the "BOARD").

3.       CASH COMPENSATION.

         (a) SALARY. The Company agrees to pay the Employee as compensation for his services a base salary at an annual rate of not less than $600,000. Such salary shall be payable in accordance with the Company's standard payroll procedures.

         (b) BONUS OPPORTUNITY. The Employee shall have the opportunity to earn an annual bonus in an amount to be determined by the Board.

4. EMPLOYEE BENEFITS. During the term of his Employment, the Employee shall be eligible to participate in the employee benefit plans maintained by the Company, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

5. BUSINESS EXPENSES. During the term of his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

6.       SUCCESSORS.

         (a) COMPANY'S SUCCESSORS. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "COMPANY" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

         (b) EMPLOYEE'S SUCCESSORS. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.


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7.       MISCELLANEOUS PROVISIONS.

         (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (c) WHOLE AGREEMENT; MODIFICATIONS. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. A modification of this Agreement shall be valid only if it is made in writing and executed by both parties hereto.

         (d) WITHHOLDING TAXES. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

         (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (except their provisions governing the choice of law).

         (f) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         (g) NO ASSIGNMENT. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (h) shall be void.


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         (h)      COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                               /s/ Gerald C. Hsu
                               -----------------------------------
                               GERALD C. HSU ("EMPLOYEE")

                               AVANT! CORPORATION

                               By  /s/  Charles St. Clair
                                  --------------------------------
                               Title  Member of the Board and
                                      ----------------------------
                                      Compensation Committee
                                      ----------------------------


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